EXHIBIT 99.1



                                  PRESS RELEASE

                             OCEAN SHORE HOLDING CO.
                        ANNOUNCES QUARTERLY CASH DIVIDEND


         Ocean City, New Jersey; July 23, 2009. On Wednesday, July 22, 2009, the Board of Directors of Ocean Shore Holding Co. (the "Company") (Nasdaq: OSHC) declared a quarterly cash dividend on the Company's outstanding shares of common stock.

         The dividend of $0.05 per share will be paid on or about September 4, 2009 to stockholders of record as of the close of business on August 7, 2009.

         Ocean Shore Holding Co. is the parent company of Ocean City Home Bank. Ocean City Home Bank is headquartered in Ocean City, New Jersey with eight other branches in southeastern New Jersey. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.


Contact: Steven E. Brady, President and Chief Executive Officer Donald F. Morgenweck, Chief Financial Officer
              Ocean Shore Holding Co.
              (609) 399-0012